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                                  EXHIBIT 4

                         REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT, entered into this ____ day of ________ 1998 between Starbucks Corporation, a Washington corporation (the "COMPANY"), and certain shareholders of Seattle Coffee Holdings Limited ("SEATTLE") whose names and addresses are set out in Annex I (the "SHAREHOLDERS") who will be shareholders of the Company upon the consummation of the transactions described in the Offer Document dated April 29, 1998 delivered by the Company to the Shareholders (the "OFFER DOCUMENT").

                                  WITNESSETH:

WHEREAS, pursuant to the Offer Document, the Company is to acquire from the Shareholders the entire issued and to be issued share capital of Seattle (the "ACQUISITION");

WHEREAS, pursuant to the terms set out in the Offer Document, the Company will issue to the Shareholders on the date of the consummation of the Acquisition the number of shares of common stock of the Company, no par value set forth in the Offer Document (the "FREE SHARES"), and will issue to the escrow agents the number of shares of common stock of the Company, no par value, which are to be held in escrow pursuant to the escrow arrangements set forth in Appendix 4 of the Offer Document and which are subject to cancellation, in whole or in part, by the Company until released from escrow (the "HOLD BACK SHARES"); and

WHEREAS, in connection with the consummation of the Acquisition and subject to the terms of this Agreement, the Company has agreed to provide the Shareholders with certain rights to require the Company to register the Free Shares and the Hold Back Shares released from escrow to the Shareholders (collectively, the "REGISTRABLE SECURITIES") with the Securities and Exchange Commission (the "COMMISSION") and applicable state securities agencies in order to permit the free transferability and sale of the Registrable Securities by the Shareholders.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the parties agree as follows:

1.    REGISTRATION RIGHT

      1.1 The Company will prepare and file, promptly following the consummation of the Acquisition, and thereafter use its best efforts to cause to become effective, on, or as soon as practicable after, the date on which the Company publicly releases financial results covering 30 days of post-Acquisition combined operations, a registration statement on Form S-3 or any equivalent form to be selected by the Company ("REGISTRATION STATEMENT"). Notwithstanding the foregoing, if Form S-3 shall be or become unavailable, the Company shall register the Registrable Securities on Form S-1. The Registration Statement will (i) incorporate and describe a plan of distribution acceptable to the Company and the Sellers' Representative (as such term is defined in the Offer Document) (ii) be filed under and comply with the Securities Act of 1933, as amended (the "ACT") and (iii) cover the Registrable Securities. The Company will use its best efforts to cause the Registration Statement to remain effective until the three hundred sixty-fifth day (including any days during which the Company suspends the Shareholders' right to sell under the Registration Statement pursuant to Section 1.3 hereof) after the date it is declared effective the staff of the Commission (the "Effective Date").

      1.2 The Company shall be entitled to postpone the filing of any Registration Statement otherwise required to be prepared and filed by it pursuant to this Section if, at the time of such registration, counsel for the Company is reasonably of the opinion that a material event or pending transaction of the Company or any of its subsidiaries renders the filing of such Registration Statement inappropriate at the time; provided, that the Company shall promptly make such filing as soon as the conditions which permit it to delay such filing no longer exist.

      1.3 At any time and from time to time following the Effective Date, if the Chief Executive Officer or Chief Financial Officer of the Company concludes in good faith that the Registration Statement must be amended or the prospectus included therein must be supplemented in order to disclose facts required to be disclosed by applicable securities laws, the Company may notify the Shareholders who are selling Registrable Securities thereunder (the "SELLING SHAREHOLDERS") that their right to sell Registrable Securities pursuant to the Registration Statement has been suspended. Each Shareholder agrees that, upon receipt of any such notice, such Shareholder will keep confidential the fact



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          that such notification has been given and the content of such notification and forthwith discontinue disposition of Registrable Securities until such Shareholder's receipt of a notice terminating such suspension or containing copies of the supplemented or amended prospectus contemplated by Section 3.4 hereof, as the case may be. If so directed by the Company, such Shareholder will deliver to the Company all copies of the prospectus covering such Registrable Securities current at the time of receipt of the notice suspending the Selling Shareholder's rights to sell Registrable Securities.

     1.4 No securities to be sold by the Company shall be included in the Registration Statement. However, the holders of the Registrable Securities acknowledge that the Company may file other registration statements registering securities and may also make distributions of securities (within the meaning of Regulation M under the Securities Exchange Act of 1934, as amended ("Regulation M")) during the period the Registration Statement is effective. In the event the Company files other registration statements or commences distributions of securities within the meaning of Regulation M during such period, it will notify the Selling Shareholders and will direct the Selling Shareholders to suspend any sales under the Registration Statement to the extent necessary to comply with the provisions of Regulation M. The Selling Shareholders will suspend sales of Shares to the extent necessary to comply with the provisions of Regulation M.

2.   COVENANTS OF THE SHAREHOLDERS

     By execution of this Agreement, the Shareholders hereby undertake to provide all such information and materials and take all such actions and execute all such documents as may be required in order to permit the Company (i) to comply with all applicable requirements of the Commission and to obtain acceleration of the Effective Date and (ii) to list the Registrable Securities on the stock exchange or stock market on which the Company's equity securities are then listed.

3.   COVENANTS OF THE COMPANY

     So long as the Company is under an obligation pursuant to the provisions of
     Section 1, the Company shall:

     3.1 prepare and file with the Commission such amendments and supplements to such Registration Statement and the prospectus forming part of such Registration Statement as may be necessary to implement the terms of this Agreement and to keep such Registration Statement effective until the three hundred sixty-fifth day (including any days during which the Company suspends the Selling Shareholder's right to sell under the Registration Statement pursuant to Section 1.3 hereof) after the Effective Date;

     3.2 furnish to the Selling Shareholders such number of copies of a prospectus, including, without limitation, a preliminary prospectus (if applicable), in conformity with the requirements of the Act, and such other documents as the Selling Shareholders may reasonably request in order to facilitate the public sale or other disposition of such Registrable Securities;

     3.3 use its best efforts to register or qualify, not later than the Effective Date, the Registrable Securities covered by such Registration Statement under the securities or "blue sky" laws of such jurisdictions within the United States as the Selling Shareholders may reasonably request and do any and all other acts or things which may be necessary or advisable to enable the Selling Shareholders to consummate the public sale or other disposition in such jurisdictions of such Registrable Securities; provided, however, that the Company shall not be required to qualify as a foreign corporation or to execute a general service of process in any such jurisdiction;

     3.4 promptly notify the Selling Shareholders, at any time when a prospectus relating to the Registrable Securities being distributed is required to be delivered under the Act, of the happening of any event as a result of which the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and promptly prepare, file with the Commission and furnish to the Selling Shareholders a reasonable number of copies of a supplement to, or an amendment of, such prospectus as may be necessary, or make any other appropriate filing with the Commission pursuant to the Securities Exchange Act of 1934, as amended, which will be incorporated by reference into the Registration Statement so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact

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          required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

     3.5 use its best efforts to furnish, at the request of any Selling Shareholder, an opinion of counsel (which counsel may be the general counsel of the Company), covering such matters relating to the Company and the issuance of the Shares as are typically covered by opinions of issuer's counsel in secondary offerings under the Act; and

     3.6 use its best efforts to cause all of the Registrable Securities as to which the Selling Shareholders shall have requested registration to be listed on any recognized securities exchange or stock market, including, without limitation, The Nasdaq Stock Market, Inc., on which the Company's equity securities are then listed and to maintain the currency and effectiveness of any such listings.

4.   COSTS AND EXPENSES

     Except for expenses referred to in the following sentence, the Company shall bear the entire cost and expense of any registration and listing of the Registrable Securities, including, without limitation, all registration and filing fees, printing expenses, the fees and expenses of the Company's counsel and its independent accountants and all other out-of-pocket expenses incident to the preparation, printing and filing under the Act of the Registration Statement and all amendments and supplements thereto, the cost of furnishing copies of each preliminary prospectus, each final prospectus and each amendment or supplement thereto to brokers and dealers and other purchasers of the securities so registered, and the costs and expenses incurred in connection with the qualification of the securities so registered under "blue sky" or other state securities laws. Notwithstanding the foregoing, the Company shall not be liable or responsible for the fees and expenses of counsel, if any, for the Selling Shareholders, or any underwriting discounts and commissions attributable to Registrable Securities registered at the request of the Selling Shareholders. All such fees and expenses not paid by the Company shall be prorated on the basis of the number of shares of Registrable Securities and paid by the Selling Shareholders.

5.   INDEMNIFICATION

     5.1 Indemnity to the Selling Shareholders. The Company shall indemnify each Selling Shareholder, its officers and directors, if any, as well as any person who controls such Selling Shareholder, if any, against all claims, losses, damages, liabilities and expenses resulting from any untrue statement or alleged untrue statement of a material fact contained in a prospectus or in any related Registration Statement, notification or similar filing under the securities laws of any jurisdiction or from any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading, except insofar as the same may have been based upon information concerning such Selling Shareholder furnished in writing to the Company by such Selling Shareholder expressly for use therein and used in accordance with such writing.

     5.2 Indemnity to the Company. Each Selling Shareholder, by requesting registration of his, her or its Registrable Securities, agrees to furnish to the Company such information as may be requested by the Company and which is necessary or required by then applicable securities laws, the rules and regulations thereunder and any stock exchange or stock market in connection with any registration, qualification or listing of the Registrable Securities and to indemnify the Company, its officers, directors, employees and any person who controls the Company, against all claims, losses, damages, liabilities and expenses resulting from the utilization of such information furnished in writing to the Company expressly for use therein and used in accordance with such writing.

     5.3 Indemnification Procedures. If any action is brought or any claim is made against any party entitled to be indemnified pursuant to this
          Section 5 in respect of which indemnity may be sought against the indemnifying party pursuant to this Section 5, such party shall promptly notify the indemnifying party in writing of the institution of such action or the making of such claim and the indemnifying party shall assume the defense of such action or claim, including the employment of counsel and payment of expenses. Such indemnified party shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such party unless the employment of such counsel shall have been authorized in writing by the indemnifying party in connection with the defense of such action or claim or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to the indemnifying party or that there otherwise exists a conflict of interest (in which case the indemnifying party shall not have the right to direct any

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          different or additional defense of such action or claim on behalf of the indemnified party or parties), in any of which events such fees and expenses of not more than one additional counsel in each relevant jurisdiction for the indemnified parties shall be borne by the indemnifying party. Except as expressly provided above, if the indemnifying party shall not previously have assumed the defense of any such action or claim, at such time as the indemnifying party does assume the defense of such action or claim, the indemnifying party shall thereafter be liable to any person indemnified pursuant to this Agreement for any legal or other expenses subsequently incurred by such person in investigating, preparing or defending against such action or claim. Anything in this paragraph to the contrary notwithstanding, the indemnifying party shall not be liable for any settlement of any claim or action effected without its written consent.

     5.4 If the indemnification provided for in this Section 5 is unavailable or insufficient to hold harmless an indemnified party under Subsections 5.1 or 5.2 above, then each indemnifying party shall contribute in the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to in Subsections 5.1 or 5.2 above in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and the Selling Shareholders on the other in connection with the misstatement or omission which resulted in such losses, claims, damages or liabilities (or actions in respect thereof). The relative fault is determined by reference to, among other things, whether the misstatement or omission relates to information prepared by the Company or the Selling Shareholder and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.

6.   MISCELLANEOUS

     6.1 Notices. Notices given under this Agreement shall be deemed received three business days after mailing to the addresses for the parties set forth below and may be delivered by telex or other telecommunications device producing a document setting forth such notices, in which case, such notices shall be deemed received on the day confirmation of such transmission is received by the sender.

          If to the Company: Starbucks Corporation
                             2401 Utah Avenue South
                             Seattle, Washington 98134
                             Attention: Corporate Counsel, Securities
                             Facsimile No.: (206) 442-7793

          If to the Shareholders, at the addresses and facsimile numbers (if any) specified with respect thereto in Annex I.

     6.2 Binding Agreement. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective permitted successors and assigns.

     6.3 Governing Law. This Agreement shall be governed by and construed under the laws of the State of Washington without regard to the choice of law principles thereof.

     6.4 Assignability. The rights of any Shareholder hereunder may be assigned (without impairing the rights of such Shareholder with respect to Registrable Securities the Shareholder continues to hold) or transferred to (i) a member of a Shareholder's immediate family or a trust for the benefit of a member of a Shareholder's family, (ii) any affiliate (as defined in Rule 144 under the Act) of a Shareholder,
          (iii) any partner of a Shareholder that is a partnership or any beneficiary of a Shareholder that is a trust, or (iv) any person that acquires Registrable Securities valued at $50,000 or more in the Acquisition. Upon any such assignment or transfer, each transferee shall be deemed to have the accepted rights and obligations of a Shareholder hereunder on the terms set forth herein and shall be deemed for all purposes of this Agreement to be a "Shareholder," and shall be entitled to be included as a Selling Shareholder in the Registration Statement.

     6.5 Succeeding Securities. If the Registrable Securities of the Company covered by this Agreement are converted into any other security of the Company or any other corporation, the terms of this Agreement shall apply with full force and effect to any such other security, and the obligations of the Company to effect registration shall include such other filings, qualifications, notices and similar acts as may be necessary to enable the Shareholders to realize the benefits of registration provided by this Agreement.

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     6.6  Other Registration Rights. Nothing in this Agreement shall prohibit the company from registering securities other than the Registrable Securities or from granting registration rights on its securities in the future which do not conflict with the rights granted under this Agreement.

     6.7 Headings. The headings of the sections and paragraphs of this Agreement have been inserted for convenience of reference only and do not constitute a part of this Agreement.

     6.8 Complete Agreement; Severability. The Agreement (including any schedules, exhibits and annexes attached hereto) constitutes the entire agreement and understanding among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, written or oral, with respect thereto. If any provision of this Agreement shall be held to be illegal, invalid or unenforceable under any applicable law, then such contravention or invalidity shall not invalidate the entire Agreement. Such provision shall be deemed to be modified to the extent necessary to render it legal, valid and enforceable, and if no such modification shall render it legal, valid and enforceable, then this Agreement shall be construed as if not containing the provision held to be invalid, and the rights and obligations of the parties shall be construed and enforced accordingly.

     6.9 Counterparts. This Agreement may be executed in two (2) counterparts, each of which shall be deemed an original, but both of which together shall constitute one and the same agreement.
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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.


                                        STARBUCKS CORPORATION



                                        BY:

                                        ITS:____________________________________

                                        EXECUTED ON BEHALF OF THE SHAREHOLDERS



                                        BY:

                                        THEIR: Attorney-In-Fact

















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